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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated January 31, 1996 (except the first paragraph in Note 6 and Note 11, as to which the date is June , 1996), on the financial statements of Collaborative Clinical Research, Inc.; and our report dated January 31, 1996 on the balance sheets and related statements of income and cash flows of GFI Pharmaceutical Services, Inc., in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-2140) and related Prospectus of Collaborative Clinical Research, Inc. for the registration of 2,300,000 of its Common Shares.


                                            ERNST & YOUNG LLP

Cleveland, Ohio

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     The foregoing consent is in the form that will be signed upon the completion of the transactions described in the first paragraph in Note 6 and
Note 11 to the financial statements of Collaborative Clinical Research, Inc.


                                            ERNST & YOUNG LLP

Cleveland, Ohio

May 10, 1996


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